SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 13, 2008

SI International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50080	52-2127278
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

12012 Sunset Hills Road
8th Floor
Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (703) 234-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 13, 2008, SI International, Inc., a Delaware corporation (the “Company”) and Serco Group plc, a public limited company organized under the laws of England and Wales (“Serco Group”), issued a press release announcing that, at a special meeting of stockholders held today, SI International’s stockholders voted to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated August 26, 2008, by and among the Company, Serco Group, Serco Inc., a New Jersey Corporation and Matador Acquisition Corporation, a Delaware corporation and wholly-owed subsidiary of Serco Inc. (the “Merger Agreement”).  The approval of SI International’s stockholders was a condition to completion of the merger.  The merger continues to be subject to, among other conditions, certain other regulatory approvals.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

d)    Exhibits.

Exhibit No.	Description
99.1	Press release, dated November 13, 2008, issued by SI International, Inc. and Serco Group plc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.

By:	/s/ Thomas E. Dunn
Thomas E. Dunn
Chief Financial Officer

Date:  November 13, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated November 13, 2008, issued by SI International, Inc. and Serco Group plc.